Exhibit 1(b)



                                 000,000 Shares

                      GREEN MOUNTAIN POWER CORPORATION

                                 Common Stock

                           ($3.33 1/3 Par Value)

                            UNDERWRITING AGREEMENT

                                                        ___________, 199__



As Representative of the Several Underwriters


Dear Sirs:

Green Mountain Power Corporation, a Vermont corporation (the "Company"), proposes to issue and sell an aggregate of 000,000 shares (the "Firm Shares") of its common stock, $3.33 1/3 par value per share (the "Common Stock"), to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 000,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

The Company wishes to confirm as follows its agreement with you (the "Representative") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), in the form in which it is presently effective. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as it shall be supplemented by a prospectus supplement with respect to the Shares in a filing with the Commission pursuant to Rule 424(b) under the Act. The term "Prepricing Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as it has been supplemented by a preliminary prospectus supplement with respect to the Shares in a filing with the Commission pursuant to Rule 424(b) under the Act. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any document filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, is incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3.
As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $00.00 per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 000,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

4.  Delivery of the Shares and Payment Therefor.  Delivery to the
Underwriters of and payment for the Firm Shares shall be made at the
office of                          , at 10:00 A.M., New York City time, on
                , 199   (the "Closing Date").  The time or place of
closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned
office of                             at such time on such date (the
"Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company.

5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

(a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

(b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information;
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c) The Company will furnish to you, without charge (i) two signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you reasonably may request, and (iii) two copies of the Incorporated Documents and the exhibits to the Incorporated Documents.

(d)  The Company will not file any amendment to the Registration
Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing, becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

(e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

(f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.

(g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to file any consent to service of process or to submit to any requirements which it deems unduly burdensome.

(h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(i) During the period of five years hereafter, the Company will furnish to you (i) as soon as practicable, a copy of each report of the Company mailed to stockholders generally or filed with the Commission, and
(ii) from time to time such other information concerning the Company as you may reasonably request.

(j) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

(k) The Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

(l) Except for sales of equity securities or grants of options or warrants to purchase equity securities pursuant to shareholder and employee plans and except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to a public offering for a period of 90 days after the date of the Prospectus, without your prior written consent.

(m) The Company will use its best efforts to have the shares of Common Stock which it agrees to sell under this Agreement listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Each Prepricing Prospectus filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

(b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

(c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d) The outstanding Common Stock of the Company has been duly and validly authorized and issued, is fully paid and non-assessable, and conforms to the description thereof contained in the Prospectus; the Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; no consent, approval, authorization or other order of any regulatory authority (other than the Public Service Board of the State of Vermont) is legally required for the issuance or sale of the Shares pursuant to this Agreement, except as may be required under the Act or state securities laws.

(e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Vermont, and has the corporate power and authority to own the property and to conduct the business which it now owns and conducts, and neither the character of the properties owned by it nor the nature of the business it transacts makes necessary its licensing or qualification as a foreign corporation in any state or jurisdiction other than Maine and Massachusetts.

(f)  Each of Green Mountain Propane Gas Company and Mountain
Energy, Inc. (collectively, the "Subsidiaries") is a wholly-owned subsidiary of the Company and is a corporation duly organized and validly existing in good standing in the jurisdiction of its incorporation and has the corporate power and authority to own the property, and to conduct the business which it now owns and conducts.

(g) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding, to which the Company or either of the Subsidiaries is a party, before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole, or might materially and adversely affect the properties or assets of the Company and the Subsidiaries taken as a whole; and there are no contracts or documents of the Company which would be required to be filed as exhibits to the Registration Statement by the Act which have not been so filed.

(h) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or of the Articles of Association or by-laws of the Company, or any order, rule or regulation applicable to the Company or any of its property of any court or other governmental body.

(i) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

(j) The financial statements, together with related notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position and results of operations of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

(k) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor either of the Subsidiaries has incurred or will have incurred any material liability or obligation, direct or contingent, or has entered into any material transaction, not in the ordinary course of business, in either case which has resulted in a material adverse change in the condition (financial or other), net worth or results of operations of the Company and the Subsidiaries taken as a whole and there has not been any material change in the capital stock or long-term debt of the Company.

(l) Each of the Company and the Subsidiaries owns or possesses all franchises, permits, patents, trademarks, service marks, trade names, copyrights, licenses and authorizations, and all other operating rights, consents, authorizations and orders (collectively, "Franchises"), and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted; all of such Franchises are valid and subsisting and contain no unduly burdensome restriction, condition or limitation; and neither the Company nor either of the Subsidiaries is in default in any material respect in respect thereof.

(m) The Company has timely filed in good faith with the Commission exemption statements under Section 3(a)(2) of the Public Utility Holding Company Act of 1935 and the Commission has not acted to terminate the exemption from such Act thereby obtained.

7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by you, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, as well as other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(g) All representations and warranties of the Company contained herein and in the certificate or certificates delivered pursuant to
Section 8 and the indemnity agreements contained in this Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any officer, director or controlling person, or of any termination of this Agreement, and shall survive delivery of and payment for the Shares.

8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rule 424 under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

(b) Except as contemplated in the Prospectus, subsequent to the respective dates of which information is given in the Registration Statement and Prospectus, there shall not have been any material change in the capital stock, short-term debt or long-term debt of the Company, or any material adverse change in the condition (financial or other), net worth or results of operations of the Company and the Subsidiaries taken as a whole, which in your judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

(c) You shall have received on the Closing Date, an opinion of Hunton & Williams, Special Counsel to the Company, dated the Closing Date and addressed to you, as Representative of the several Underwriters, to the effect that:

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Vermont, and has all corporate power and authority necessary to own its properties and carry on the business which it is presently conducting as described in the Registration Statement;

              (ii) The Shares have been duly authorized and, when issued by the Company and paid for in accordance with the terms hereof, the Shares will be validly issued and fully paid and non-assessable;

             (iii) The Common Stock of the Company conforms to the statements concerning it in the Registration Statement and the Prospectus;

             (iv) No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body (other than the Public Service Board of the State of Vermont, whose order consenting to and approving the issuance and sale of the Shares pursuant to this Agreement has been obtained and continues in full force and effect) is legally required for the valid issuance and sale of the Shares to the Underwriters under this Agreement, except such as have been obtained under the Act or as may be required under state securities laws;

             (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b); the Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to the financial statements and other financial and statistical data contained therein); each of the Incorporated Documents comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to the financial statements and other financial and statistical data contained therein); and the statements set forth in the Company's Annual Report of Form 10-K for the year ended December 31, 1994 with respect to the Public Utility Holding Company Act of 1935 under "State and Federal Regulation", as to matters of law and legal conclusions, are true and correct;

             (vi) They do not know of any legal or governmental proceedings pending or threatened to which the Company is a party, or of which property of the Company is the subject, of a character required to be disclosed in the Registration Statement which are not disclosed and properly described therein; and they do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement which are not so filed, or any contracts or other documents of a character required to be disclosed in the Registration Statement which are not disclosed and properly summarized therein;

             (vii) This Agreement has been duly authorized, executed and delivered by the Company; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Association or by-laws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company is a party or by which it or its properties may be bound or affected; and

             (viii) Although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused such counsel to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

(d) You shall have received on the Closing Date, an opinion of Peter H. Zamore, Esq., General Counsel of the Company, dated the Closing Date and addressed to you, as Representative of the several Underwriters, with respect to the matters referred to in clauses (iii), (iv), (vi) and
(vii) of the foregoing paragraph (c) and further to the effect that:

              (i) Each of the Company, Green Mountain Propane Gas Company and Mountain Energy, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Vermont, and has all corporate and other power and authority necessary to own its properties and carry on the business which it is presently conducting as described in the Registration Statement;

              (ii) The outstanding shares of Common Stock of the Company (including the Firm Shares) have been duly authorized and validly issued and are fully paid and non-assessable;

              (iii) The statements set forth in the Prospectus under "Description of Common Stock", as to matters of law and legal conclusions governed by Vermont law, are true and correct;

              (iv) The statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 under "State and Federal Regulation" (other than statements made with respect to the Public Utility Holding Company Act of 1935), under "Recent Rate Developments" and under "Legal Proceedings", as to matters of law and legal conclusions, are true and correct; and

             (v) such counsel has no reason to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that Prospectus or any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

(e) You shall have received on the Closing Date an opinion of Reid & Priest LLP, Counsel for the Underwriters, dated the Closing Date and addressed to you, as Representative of the several Underwriters, with respect to the matters referred to in clauses (ii),(v),(vii)(as to the first clause thereof) and (viii) of the foregoing paragraph (c) and such other related matters as you may request.

In rendering their respective opinions as aforesaid, Special Counsel for the Company and Counsel for the Underwriters may rely upon the opinion of Peter H. Zamore, Esq. as to the laws of the State of Vermont.

(f) You shall have received letters addressed to you, as Representative of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, substantially to the effect set forth in Exhibit I hereto.

(g) You shall have received a certificate or certificates, dated the Closing Date, of the Chairman of the Board or the President or the Executive Vice President and the Vice President, Chief Financial Officer and Treasurer, or the Secretary of the Company to the effect that, to the best of their knowledge, based on a reasonable investigation:

(i) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for the purpose have been instituted or are pending or contemplated under the Act;

(ii)  Neither the Registration Statement nor the
Prospectus, as the same may have been amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

(iii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company or either of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, not in the ordinary course of business, in either case which has resulted in a material adverse change in the condition (financial or other) or results of operations of the Company and of the Subsidiaries taken as a whole, and there has not been any material change in the capital stock or long-term debt of the Company;

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any loss or damage to its properties which (considering them as a whole) is material, whether or not insured; and

(v) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(i) Prior to the Closing Date the Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

(j) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

Any certificate or document signed by any officer of the Company and delivered to you, as Representative of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

9. Expenses. The Company agrees to pay, whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including the issue and delivery of the Shares by the Company, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the preparation and filing under the Act of the Registration Statement (including all exhibits thereto) and the Prospectus, all fees and disbursements incurred by the Company or the Underwriters or their counsel in connection with the qualification of the Shares under the laws of various jurisdictions as provided in Section 5 hereof (including the cost of furnishing to the Underwriters memoranda relating thereto and the fees (not in excess of $5,000) and disbursements of counsel for the Underwriters), the cost of furnishing to the Underwriters copies of the Registration Statement, each Preliminary Prospectus and the Prospectus and each amended and supplemented prospectus and each prospectus prepared to permit compliance with Section 10(a)(3) of the Act, and the cost of printing this Agreement. The Company shall not, however, be required to pay for any of the Underwriters' expenses other than as hereinabove set forth; provided that, if this Agreement shall not be consummated because it is terminated by the Underwriters pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to performed, unless such failure to perform said undertaking or to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then and in any such case the Company shall reimburse the several Underwriters for all reasonable out-of-pocket expenses, including fees and disbursements of counsel (not in excess of $35,000), incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representative of the several Underwriters, by notifying the Company.

If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter. Any such termination shall be without liability of any party except that the provisions of Section 7 and Section 9 hereof shall at all times be effective and shall apply.

12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover, and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof. [The first paragraph under the caption "Underwriting" will contain the names and participations of the underwriters; the third paragraph will contain the selling concession and the reallowance.]

13.  Miscellaneous.  Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 25 Green Mountain Drive, P.O. Box 850, South Burlington, Vermont 05402-0850, Attention: Christopher L. Dutton, Chief Financial Officer; or (ii) if to you, as Representative of the several
Underwriters, care of                                      , Attention:
       .

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

This Agreement has been prepared upon the assumption that there will be more than one Underwriter purchasing the Shares. Consequently, if there should be only one Underwriter named in Schedule I hereto, this Agreement shall be read in that light.

14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                              Very truly yours,


                              GREEN MOUNTAIN POWER CORPORATION


                              By
                                 Chief Financial Officer



Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.




As Representative of the Several Underwriters


By


By




                               SCHEDULE I


                            NAME OF COMPANY


                      Number of                         Number of
   Underwriter       Firm Shares      Underwriter      Firm Shares

































                                                           _________
                                             Total....     _________




EXHIBIT I

(1) They are independent certified public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations.

(2) In their opinion, the consolidated financial statements and schedules audited by them and incorporated by reference in the Registration
Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder.

(3) On the basis of procedures referred to in such letter, including a reading of the latest available interim unaudited consolidated financial statements of the Company and the minutes of the Board of Directors and Stockholders of the Company, and inquiries of officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an examination made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly, that Arthur Andersen LLP make no representation as to the sufficiency of such procedures for the several Underwriters' purposes), nothing has come to their attention which caused them to believe that (A) the unaudited consolidated financial statements included in the quarterly reports on Form 10-Q incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder or are not fairly presented (except as otherwise indicated in the Prospectus) in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the documents incorporated by reference in the Registration Statement, (B) the unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company included in the Prospectus under the caption "Selected Financial Data" were not determined on a basis substantially consistent with the corresponding amounts in the audited statement of consolidated income, (C) at the date of the latest available interim unaudited consolidated balance sheet of the Company and at a subsequent specified date not more than five business days prior to the date of such letter, there was any change in the capital stock of the Company or long-term debt of the Company or any decrease in its net assets, in each case as compared with amounts shown in the latest consolidated balance sheet included incorporated by reference in the Prospectus or (D) for the period from the date of the latest financial statements incorporated by reference in the Prospectus to a subsequent specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, net income or net income applicable to common stock; except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or except as set forth in such letter.

(4) In addition to the audit referred to in their report(s) incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (3) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters or in documents incorporated by reference in the Prospectus specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.